UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only, (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

WASHINGTON TRUST BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ADDITIONAL INFORMATION
REGARDING THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 2020

The following Notice of Change of Location (the “Notice”) relates to the proxy statement (the “Proxy Statement”) of Washington Trust Bancorp, Inc. (the “Corporation”), dated March 17, 2020, furnished to shareholders of the Corporation in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Corporation’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 28, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 13, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH
THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION
OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, APRIL 28, 2020

Dear Shareholder,

Washington Trust Bancorp, Inc. (the “Corporation” or “Washington Trust”) today announced that, due to the COVID-19 outbreak and for the safety and well-being of our employees and shareholders, the Corporation has changed the location of the Annual Meeting of Shareholders (the “Annual Meeting”) to be held solely through remote audio access. Shareholders will not be able to attend the Annual Meeting in person. The previously announced date and time of the Annual Meeting (April 28, 2020 at 11:00 a.m. ET) have not changed.

As described in the proxy materials for the Annual Meeting that were previously distributed, shareholders as of the close of business on March 2, 2020, the record date, will be eligible to participate in the Annual Meeting. Shareholders who wish to attend the Annual Meeting must visit www.virtualshareholdermeeting.com/WASH2020 and enter the control number found on the proxy card, voting instruction form or Notice of Annual Meeting. To ensure access to the live webcast, shareholders must check in to the webcast by 10:45 a.m. (ET) on April 28, 2020. Shareholders who experience technical difficulties accessing the Annual Meeting during the check-in period or the meeting should call (800) 586-1548 (toll free) or (303) 562-9288 for assistance. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change of location for the Annual Meeting.

The Corporation encourages eligible shareholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy materials previously distributed. Shareholders will have the opportunity to vote their shares during the Annual Meeting.

By Order of the Board of Directors,
Kristen L. DiSanto
Corporate Secretary

April 13, 2020

FOR IMMEDIATE RELEASE

NASDAQ: WASH

MEDIA CONTACT:    Elizabeth B. Eckel
SVP, Chief Marketing & Corporate Communications Officer
401.348.1309
ebeckel@washtrust.com

Washington Trust Bancorp, Inc. Announces Annual Meeting of Shareholders
Will Be Held Solely Through Remote Audio Access

WESTERLY, R.I., April 13, 2020 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (the “Corporation” or “Washington Trust”) (NASDAQ: WASH) today announced that, due to the COVID-19 outbreak and for the safety and well-being of our employees and shareholders, the Corporation has changed the location of the Annual Meeting of Shareholders (the “Annual Meeting”) to be held solely through remote audio access.  Shareholders will not be able to attend the Annual Meeting in person. The previously announced date and time of the Annual Meeting (April 28, 2020 at 11:00 a.m. ET) have not changed.

As described in the Corporation’s Annual Meeting proxy materials, that were previously distributed, shareholders as of the close of business on March 2, 2020, the record date, will be eligible to participate in the Annual Meeting. Shareholders who wish to attend the Annual Meeting must visit www.virtualshareholdermeeting.com/WASH2020 and enter the control number found on the proxy card, voting instruction form or Notice of Annual Meeting. To ensure access to the live webcast, shareholders must check in to the webcast by 10:45 a.m. (ET) on April 28, 2020. Shareholders who experience technical difficulties accessing the Annual Meeting during the check-in period or the meeting should call (800) 586-1548 (toll free) or (303) 562-9288 for assistance. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change of location for the Annual Meeting.

The Corporation encourages eligible shareholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy materials previously distributed. Shareholders will have the opportunity to vote their shares during the Annual Meeting.

ABOUT WASHINGTON TRUST BANCORP, INC.
Washington Trust Bancorp, Inc., the parent of The Washington Trust Company, had $5.3 billion in assets as of December 31, 2019. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. Investor information is available on the Corporation’s web site ir.washtrust.com.